SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 14, 2015, the Board of Directors of Achillion Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, elected Frank Verwiel, M.D., as a Class I director, to serve until the Company’s 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Upon his election, and in accordance with the Company’s director compensation policy, the Board of Directors granted Dr. Verwiel an option to purchase 30,000 shares of the Company’s common stock, pursuant to the Company’s 2015 Stock Incentive Plan. The stock option granted to Dr. Verwiel vested and became exercisable as to 100% of the shares underlying the award on the date of grant, has an exercise price equal to the closing price of the Company’s common stock, as reported on the NASDAQ Global Market, on the date of grant and has a term of ten years. In addition, Dr. Verwiel will receive fees for attending meetings of the board in accordance with the Company’s director compensation policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 16, 2015	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer